Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Class A Common Stock, $0.004 par value per share, of Laureate Education, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 16, 2017

SPG GP, LLC

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date
Title:	Managing Member

Snow Phipps Group L.P.

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date
Title:	Managing Member

SPG Co-Investment, L.P.

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date
Title:	Managing Member

Snow Phipps Group (B), L.P.

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date
Title:	Managing Member

Snow Phipps Group (Offshore), L.P.

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date
Title:	Managing Member

Snow Phipps Group (RPV), L.P.

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date
Title:	Managing Member

Ian Snow

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date

Snow Phipps Group, LLC

By:	/s/ Ian Snow	February 16, 2017
Name:	Ian Snow	Date
Title:	Managing Member